                LABTAM COMMUNICATIONS PTY. LTD. (ACN 077 993 590)
                                   ("Vendor")

                                       AND

          CREATIVE SOFTWARE TECHNOLOGIES PTY. LTD. (SUBJECT TO DEED OF
                     COMPANY ARRANGEMENT))(ACN 058 917 089)

                                       AND

                            WHITE PINE SOFTWARE INC.
                                  ("Purchaser")

                                       AND

                    DAWSON NOY JOHNS and ANTHONY JAMES OXLEY
                                ("the Directors")


-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                            SALE OF ASSETS AGREEMENT
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                            Anne Hodgson & Co Lawyers

                            Suite D, 2 Wallace Avenue
                              Toorak Victoria 3142
                             Telephone 03 9826 8078
                             Facsimile 03 9827 0533
                                 Our Ref: 98089

                            SALE OF ASSETS AGREEMENT

THIS AGREEMENT is made as at the 6th day of July, One thousand nine hundred and ninety-eight

BETWEEN:

LABTAM COMMUNICATIONS PTY. LTD. (ACN 077 993 590) of 33 Malcolm Road Braeside Victoria Australia
                                                                  ("Vendor")
                                                               of the first part

AND

CREATIVE SOFTWARE TECHNOLOGIES PTY. LTD. (SUBJECT TO DEED OF COMPANY ARRANGEMENT))(ACN 058 917 089) of 33 Malcolm Road Braeside Victoria
                                                                   ("CST")
                                                              of the second part

AND

WHITE PINE SOFTWARE INC. a Dellaware corporation having it's principal offices at 542 Amherst Street Nashua New Hampshire 03063 United States of America
                                                              ("Purchaser")
                                                              of the third part

AND

DAWSON NOY JOHNS of 45 Old Mornington Road Mt. Eliza and ANTHONY JAMES OXLEY of 101 Frankston Flinders Road Shoreham
                                                              ("the Directors")
                                                              of the fourth part

WHEREAS

A. CST is a research and development company which has developed products comprising computer hardware and software which enables amongst other things multimedia conferencing via any internet protocol network or internet based network. These products are known as and have been marketed and sold under and using the Business Names (detailed in Clause 1) ("the LC Products"). The elements comprising the LC Products were owned by and/or licensed to CST. The existing LC Products are as detailed in
      Schedule 1.

B. By Sale of Assets Agreement dated 20 March, 1998 (as varied by Variation Agreement dated 20 May, 1998) (collectively the "CST Sale Agreement"), copies of which are attached as Schedule 2) between CST and the Vendor, the Vendor acquired the LC

      Products.

C. CST was placed in to administration on 26 March, 1998. On 20 May, 1998 entered in to a Deed of Company Arrangement ("the CST DCA") with it's creditors which deed was varied by Variation Deed dated 2 July 1998 ("collectively the CST DCA"). A copy of the CST DCA is attached as
      Schedule 3. A copy of the Variation Deed of the CST DCA is attached as
      Schedule 5.

D.    The Vendor owns the assets detailed in Recital A Clause 1 and Schedule 1.

E.    The Directors are the Directors of the Vendor and CST.

F. The Vendor has the right to sell the Assets and CST has agreed to confirm issues in respect to the LC Products including the Vendor's right to sell them to the Purchaser subject to the provisions of the Sale Agreement and the CST DCA and has agreed to sell the Assets to the Purchaser on the terms contained in this Agreement.

THE PARTIES AGREE AS FOLLOWS

1.     CONSTRUCTION
       In this Agreement:

      (a)   "Assets"          means:
                              (i)    the Business Names;
                              (ii)   the Confidential Information;
                              (iii)  the Goodwill;
                              (iv)   the Improvements;
                              (v)    the Intellectual Property;
                              (vi)   the LC Products
                              (vii)  the Patents and the Trade Marks
                              (viii) the Products
                              (ix)   the rights and benefits of the Vendor
                                     under the Software Licences; and
                              (xi)   the Technical Information;

      (b)   "Business Day"    means any day which is not Saturday, Sunday or a
                              public holiday;

      (c)   "Business Name"   means and all business and trading names which are
                              or have been used by the Vendor including and using the names "CollabOrator" "LiveEye"
                              "My-T-Meeting" "Phone@" "SET Manager" "Tryst" and
                              "Wiz" and variations of those names;

      (d)   "Charges"         means the registered mortgage debenture charges
                              over CST and the Assets as detailed below:

                              1.    ANZ CHARGE

                                    Chargor: Australia and New Zealand
                                    Banking Group Limited
                                    Chargee: CST
                                    Dated: 9 July 1996
                                    Registered Number 551794 at the ASC
                                    Stamped to: $510,000.00.
                                    Assigned to Labtam Pty. Ltd. On 7
                                    November, 1997

                              2.    BELGRAVIA CHARGE
                                    Chargor: Belgravia Investments Pty. Ltd.
                                    Chargee: CST
                                    Dated: 26/7/1996
                                    Registered Number 554409 at the ASC
                                    Stamped to: $150,000.00

                              3.    SOLUTION 6 CHARGE
                                    Chargor: Solution 6 Holdings Limited
                                    Chargee: CST
                                    Dated: 10/9/96
                                    Registered Number 559628 at the ASC
                                    Stamped to: $100,000.00
                                    Assigned to Labtam Pty. Ltd. On 7
                                    November, 1997

                              4.    NAB CHARGE
                                    Chargor: National Australia Bank Limited
                                    Chargee: CST
                                    Dated: 7 November, 1997
                                    Registered Number 618712 at the ASC

                              5.    NAB CHARGE
                                    Chargor: National Australia Bank Limited
                                    Chargee: The Vendor
                                    Dated: 22 May, 1998
                                    To be registered at the ASC

      (e)   "Confidential Information" means:

                              (i)   all trade secrets and all financial,
                                    accounting, marketing and technical
                                    information, customer and supplier lists, ideas, concepts, know-how, technology, operating procedures, processes and other information belonging to, used by or relating to the Assets and transactions and affairs relevant to the Assets whether or not it is in the public domain;

                              (ii)  all notes and reports incorporating or
                                    derived from information referred to in
                                    paragraph (i); and

                              (iii) all copies of the information, notes and
                                    reports referred to in paragraphs (i) & (ii)

      (f)   "Encumbrance"     includes any mortgage, charge, pledge, lien and
                              any other encumbrance.


      (f)   "Goodwill"        means the goodwill in respect to the Assets and
                              includes:

                              (i)   the Business Names;

                              (ii)  the Vendor's customer list (comprising
                                    details of existing and potential customers of the Vendor in respect to the LC Products) and the Vendor's supplier list in respect to the LC Products;

                              (iii) all other intangible assets of the Vendor
                                    relevant to the Assets;

      (g)   "Improvements"    means any improvements, modifications or
                              alterations in or to the inventions which are the subject of the Intellectual Property including the Patents and the Trade Marks.

      (h)   "Intellectual
            Property"         means the intellectual property and proprietary
                              rights (whether registered or unregistered) licensed or used or to be used or to be acquired by the Purchaser in connection with the LC
                              Products and the Intellectual Property detailed in
                              Schedule 1 including the Patents, Trade Marks,
                              Confidential Information, Technical Information
                              Improvements and circuit layouts and source codes.

      (i)   "LC Products"     means the products owned by and/or licensed to the
                              Vendor (being those detailed in Recital A and Schedule 1) being the Assets sold by the Vendor to the Purchaser hereunder.

      (j)   "Patents"         means all present and future patents and
                              applications for patents, any patents granted from such patent applications, and patents or patent applications in respect of the Intellectual
                              Property (including without limitation the Patents detailed in Schedule 1).

      (k)   "Products"        means all computer software and hardware which
                              uses or incorporates any of the Intellectual
                              Property of the Vendor including the products listed in Schedule 1 (including but not limited to the LC Products) and includes any derivatives thereof.

      (l)   "Purchase Price"  means the price to be paid by the Purchaser to the
                              Vendor for the Assets.

      (m)   "Settlement"      means settlement under this Agreement at 12:00
                              noon on the Settlement Date or such other time as the parties mutually agree;

      (n)   "Software
            Licence" means all of the right title and interest of the Vendor in all contracts, agreements, arrangements and licences concerning the use by the Vendor of computer software or products in connection with the LC Products.

      (n)   "Settlement
            Date"             As at the 6th day of July, 1998;

      (o)   "Technical
            Information"      means all technical, scientific and business
                              information which is in the possession or control of the Vendor in respect to the Intellectual
                              Property and which the Vendor shall transfer to the Purchaser at Settlement.

      (p)   "Trade Marks"     means all present (including registered and
                              unregistered trade marks) and future trade marks and applications for trade marks, any trade marks granted from such trade mark applications and trade marks or trade mark applications in respect to Improvements (including without limitation the trade marks detailed in Schedule 1).

      (q)   "Warranties"      means the warranties made by the Vendor to the
                              Purchaser pursuant to this Agreement including the warranties in Clause 15 and Schedule 6.

      (r)   words importing the singular include the plural and vice versa;

      (s)   words importing any gender include the other genders;

      (t) a reference to an individual or person includes a corporation, partnership, joint venture, association, authority, trust or body politic;

      (u) a reference to a person includes the legal personal representatives of that person;

      (v) a reference to this or any other document includes the document as varied or replaced, and notwithstanding any change in the identity of the parties;

      (w) if a word or phrase is defined, cognate words and phrases have corresponding definitions;

      (x) a recital, schedule, annexure or a description of the parties forms part of this document.

2.    HEADS OF AGREEMENT/TERM SHEET

      The Vendor and the Purchaser executed Heads of Agreement/Term Sheet dated 30 May, 1998.

3.    DUE DILIGENCE

      The Purchaser has carried out and completed its due diligence in respect to the Vendor and the Assets and advised the Vendor that it wishes to proceed with the transaction evidenced by this Agreement.

4.    AGREEMENT TO SELL

4.1 The Vendor agrees to sell and the Purchaser agrees to purchase the Assets and the Vendor agrees to transfer/assign to and the Purchaser agrees to have assigned/transferred to it (or to enter in to new arrangements with the other party) the Agreements (as detailed in Clause 4.4 and Schedule
      1).

4.2 On Settlement the Assets shall be transferred to the Purchaser free from any mortgage, charge, pledge or other encumbrance.

4.3 The Charge over the Assets in favour of Belgravia Investments Pty. Ltd (formerly Belgravia Group Pty. Ltd.("Belgravia") has been released and the relevant ASC Form 312 was lodged at the Australian Securities Commission on 1 July 1998. The Vendor shall provide releases of the Charges (except the Belgravia Charge) to the Purchaser at Settlement.

4.4 The Vendor shall provide all reasonable assistance to the Purchaser to have any and all licenses software development agreements co-marketing agreements and distribution agreements in respect to the Intellectual Property and specifically the LC Products (including but not limited to those agreements detailed in Schedule 1) transferred/assigned to (or new documents entered in to by) the Purchaser (and/or nominee) on and from Settlement.

5.    PURCHASE PRICE

5.1   Purchase Price - Payment

      The Purchaser shall pay the Purchase Price as detailed in this Clause 5:

      (a)   the sum of US$500,000.00 to be paid on the Settlement Date; and

      (b) 900,000 shares of the common stock, par value $00.01 per share in the Purchaser ("the White Pines Shares")(subject to Clause 5.3) to be handed to the Vendor at Settlement

5.2 The Purchaser instructed the Vendor to put a proposal to the Administrator and the creditors of CST. The proposal was put to and accepted by the creditors of CST on 2 July 1998 and is embodied in the Variation Deed of the CST DCA (a copy of which is attached as Schedule 5). The Purchaser shall ensure that the Vendor is provided with the funds (to a maximum of A$445,793.56) necessary to meet the payments to the CST creditors detailed therein. The Purchaser shall not be responsible for payment of the Administrator's fees and expenses.

5.3   Escrow Arrangements

      5.3.1 At Settlement, 450,000 of the White Pine Shares shall be handed to the Purchaser absolutely.

      5.3.2 At Settlement, 450,000 of the White Pine Shares shall be held upon the terms detailed in the Escrow Agreement attached as Schedule 7 ("the Escrow Agreement") by the Escrow Agent detailed in such Agreement ("the Escrow Agent"). The Escrow Agreement shall provide that 225,000 of the White Pine Shares shall be held by the Escrow Agent for a period of six months and the other 225,000 White Pine Shares shall be held by the Escrow Agent for a period of twelve months as surety to the Purchaser for the accuracy of the warranties provided by the Vendor and the Directors concerning clear title to the Assets being provided to the Purchaser under this Agreement.

5.4 By their execution hereof the Vendor and CST hereby confirm that the Vendor's obligations under the CST Sale Agreement (including it's obligations to pay royalties to CST thereunder) shall terminate forthwith upon Settlement. This shall be without prejudice to the Purchaser's obligations to pay the amounts payable by the Purchaser under Clause 5.2.

5.5 CST by it's execution of this Agreement confirms that the Vendor has the power to enter in to this Agreement and to give good and clear title to the Assets to the Purchaser.

5.6 All amounts payable by the Purchaser under this Agreement shall be paid by cheque or telegraphic transfer, to the Vendor or as the Vendor directs in writing.

5.7   At Settlement:

      5.7.1 the Purchaser shall hand to the Vendor the share scrip for 450,000 White Pine Shares; and

      5.7.2 the Purchaser shall provide the Vendor with evidence that the share scrip for the other 450,000 White Pine Shares has been deposited with the Escrow Agent pursuant to the Escrow Agreement and Clause 5.3.; and

      5.7.3 the Vendor shall provide the Purchaser with releases of the Charges (except the Belgravia Charge) and relevant ASC Forms 312.

      5.7.4 the Vendor shall deliver to the Purchaser a Stock Power in the form of Annexure "A" duly executed by the Vendor.

6.    TRANSFER OF PROPERTY AND RISK

6.1   Title and Property Pass on the Settlement Date

      6.1.1 Subject to Clauses 5.1 and 5.3, title to and property in and all risks associated with the Assets included in the sale under this Agreement shall pass to the Purchaser on the Settlement Date.

      6.1.2 To ensure that all the Vendor's right title and interest in the Intellectual Property including the LC Products passes to the Purchaser at Settlement, the Vendor and the Purchaser shall execute the Intellectual Property Assignment Deed attached as Schedule 4.

6.2   Risk Until Settlement

      The Assets included in this sale shall remain at the Vendor's risk until the Settlement Date.

7.    BOOK DEBTS

7.1   Vendor's Entitlement

      The Vendor is entitled to all debts owing to the Vendor as at the Settlement Date.

7.2   Purchaser's Obligation

      If any debtor of the Vendor pays the debt to the Purchaser, the Purchaser agrees to pay the amount collected to the Vendor within seven (7) days, subject to clearance of cheques through the Purchaser's bank.

8.    VENDOR'S LIABILITIES

8.1   The Purchaser assumes no liability for the Vendor's debts and liabilities.

8.2   Vendor's Indemnity

      The Vendor hereby indemnifies and shall keep indemnified the Purchaser against all claims and proceedings, including legal costs which may be incurred by the Purchaser, in connection with the Vendor's debts or liabilities in respect of the Vendor's business other than those contemplated under this Agreement.

9.    DELIVERY TO PURCHASER ON THE SETTLEMENT DATE

      On the Settlement Date, the Vendor will deliver or pay to the Purchaser;

      (a) executed assignments, or transfers of any asset included in the Assets where such asset requires a specifically executed document to assign the asset;

      (b) duly signed by the Vendor, the required form to notify the change of ownership of the Vendor's registered business name (if any);

      (c) the Vendor's customer list and records relating to the customers of the Vendor;

      (d)   the Vendor's suppliers list

      (e) all orders, correspondence and records relating to inquiries or approaches made to the Vendor by prospective customers and relating to concluded or pending negotiations for customer orders, so that the Purchaser will receive at Settlement the benefit of pending negotiations for customer orders;

      (f)   the Assets;

      (g) the releases and ASC Forms 311 in respect to the Charges (except the Belgravia Charge); and

      (h) a CD Rom containing the source code for the Intellectual Property. The parties acknowledge that the relevant CD Rom is held on behalf of the Vendor by Foley Hoag & Eliot (US Attorneys for the Purchaser) pursuant to an Undertaking dated 3 July, 1998.

11.   TRANSITIONAL PROVISIONS

      The Vendor shall, until Settlement, remain in possession of the Assets and shall carry on business (so far as it is able to do) in the ordinary course of business.

12.   BUSINESS NAMES

      The Vendor uses but has not registered nor sought to register the Business Names or any of them or any name including them. The Vendor acknowledges that the Purchaser shall be entitled to use the Business Names and any names including them, and the Vendor shall cease to use the Business Names and any names including them as and from the Settlement Date.

13.   POST SETTLEMENT

      The Vendor shall use its best endeavours to assist the Purchaser in retaining the goodwill and business of existing and potential customers of the Vendor and in seeking to induce the same to source their future requirements of the LC Products from the Purchaser.

14.   EXCLUSION OF PRE-CONTRACTUAL AND OTHER REPRESENTATIONS

14.1  Entire Agreement

      This Agreement constitutes the entire agreement between the Vendor and the Purchaser relating to the sale of the Assets.

14.2  Earlier Agreements Supplanted

      This Agreement supplants and supersedes any previous written or oral negotiations or preliminary agreements between the parties in relation to the matters contained in this Agreement, which are deemed to have ceased to be legally effective from the date when the parties entered into this Agreement.

15.   VENDOR'S WARRANTIES

15.1 The Vendor warrants to the Purchaser as at the date hereof and at Settlement that:

      (a) The Vendor has full title, capacity and authority to enter into this Agreement and to sell the Assets.

      (b)   The Vendor has not received:

            (i)   any notice, petition or order for winding up;

            (ii) any notice or order for the appointment of a receiver/liquidator or other controller or administrator.

      (c) The Vendor is not aware of any unsatisfied judgments, orders or writs of execution affecting the Assets sold under this Agreement.

      (d) The Vendor has and will as at the Settlement Date, have absolute title to the Assets sold under this Agreement.

15.2  The Vendor further warrants to the Purchaser the Warranties detailed in
      Schedule 6.

15.3 The Directors jointly and severally provide the Warranties to the Purchaser and confirm that the Warranties are true and correct.

16.   INDEMNITIES

      The Vendor CST the Directors and each of them hereby jointly and severally indemnify and shall keep indemnified the Purchaser in respect to any and all claims made by any third party in respect to the Assets and in respect of any Warranty breached or not being true and correct. The Purchaser shall first have recourse to the White Pine Shares held in escrow pursuant to Clause 5.7 in respect to any damages to which it is entitled under this Indemnity.

17.   SERVICE OF NOTICES

      All notices that are required or authorised to be given under this Agreement shall be in writing and may be served by sending express air mail post, personal delivery or facsimile to the registered or business office of the other party and shall be deemed to have been duly served in the case of such postage on the third business day after the date upon which the notice was properly addressed and so posted or in the case of personal delivery upon actual delivery or in the case of facsimile when the error-free correct answer back code is received by the sender.

18.   GOVERNING LAW

      This Agreement is governed and construed in accordance with the law of Victoria Australia.

19.   READING DOWN AND SEVERABILITY

      19.1 If any provision of this Agreement is void or voidable or unenforceable in accordance with its terms, but would not be void, voidable, unenforceable or illegal if it were read down and, it is capable of being read down, such provision shall be read down accordingly.

      19.2 If, notwithstanding Clause 19.2, a provision is still void, voidable, unenforceable or illegal:

            20.2.1 if the provision would not be void, voidable, unenforceable or illegal if a word or words were omitted, that word or those words are hereby severed; and

            20.2.2 in any other case, the whole provision is hereby severed; and the remainder of this Agreement shall be of full force and effect.

20.   COMPLIANCE WITH NOTICES ON BUSINESS DAY

      If under the provisions of this Agreement or under any notice or demand anything is required to be done on a day which is not a Business day, the day or the last day for compliance is deemed to be the immediately following Business day.

21.   CO-OPERATION

      The parties mutually covenant and agree that they will each do all acts and things and execute all deeds and documents and other writings as shall from time to time be reasonably required for the purposes of or to give effect to this Agreement.

22.   PAYMENT

      The Parties shall bear their own costs of and incidental to the negotiation, preparation execution and settlement of this Agreement, and the Purchaser shall bear all stamp duties (if any) assessed in relation to this Agreement and any associated documentation.

23.   COUNTERPART EXECUTION

      23.1 This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart may be used as proof of this Agreement.

      23.2 The parties hereby agree that any party may execute a counterpart of this Agreement and a facsimile copy hereof may be treated as a counterpart hereof. Any party which has provided a facsimile copy executed counterpart hereof shall promptly remit the original executed counterpart to the other party.

24.   AUTHORIZED REPRESENTATIVE

      Where this Agreement is executed by a party by their authorized representative, that authorized representative by his execution of this Agreement confirms that the relevant party has authorized him to execute this Agreement and that he is duly authorized to do so. He further acknowledges that the other parties to this Agreement will act in reliance on this representation of authority to act.

EXECUTED AS AN AGREEMENT

--------------------------------------------------------------------------------
THE COMMON SEAL of LABTAM                         [SEAL]
COMMUNICATIONS PTY LTD
(ACN 077 993 590) was
hereunto affixed in
accordance with its Articles of
Association by authority of a
resolution of its Board of
Directors in the presence of:
--------------------------------------------------------------------------------


/s/ Anthony Oxley                   /s/ Dawson Johns
--------------------------------    --------------------------------
Signature of Director               Signature of Director and/or Secretary
--------------------------------------------------------------------------------


ANTHONY OXLEY                       DAWSON JOHNS
--------------------------------    --------------------------------
Name of Director                    Name of Director and/or Secretary
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
THE COMMON SEAL CREATIVE                         [SEAL]
SOFTWARE TECHNOLOGIES PTY. LTD.
(SUBJECT TO DEED OF COMPANY
ARRANGEMENT)(ACN 058 917 089)
was hereunto affixed in
accordance with its Articles of
Association by authority of a
resolution of its Board of
Directors in the presence of:

--------------------------------------------------------------------------------


/s/ Anthony Oxley                   /s/ Dawson Johns
--------------------------------    --------------------------------
Signature of Director               Signature of Director and/or Secretary
--------------------------------------------------------------------------------


ANTHONY OXLEY                       DAWSON JOHNS
--------------------------------    --------------------------------
Name of Director                    Name of Director and/or Secretary
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SIGNED by DAWSON NOY JOHNS and
ANTHONY JAMES OXLEY in the
presence of:

--------------------------------------------------------------------------------


/s/ Dawson Johns                    /s/ Elizabeth Anne Hodgson
--------------------------------    --------------------------------
Signature of DAWSON NOY JOHNS       Signature of Witness
--------------------------------------------------------------------------------


/s/ Anthony Oxley                   ELIZABETH ANNE HODGSON
--------------------------------    --------------------------------
Signature of ANTHONY JAMES OXLEY    Name of Witness
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SIGNED by WHITE PINE SOFTWARE
INC. by it's Authorized
Representative in the presence
of:

--------------------------------------------------------------------------------

/s/ Killko Caballero                /s/ Jean-Paul Rottier
--------------------------------    --------------------------------
Signature of KILLKO CABALLERO       Signature of Witness
--------------------------------------------------------------------------------

                                    JEAN-PAUL ROTTIER
                                    --------------------------------
Title: President                    Name of Witness
--------------------------------------------------------------------------------

                  Schedules to the Sale of Assets Agreement

The following Schedules to the Sale of Assets Agreement are omitted pursuant to Item 601(b)(2) of Regulation S-B promulgated by the Securities and Exchange Commission. Copies of the Schedules will be provided to the Securities and Exchange Commission upon request.

Schedule 1 - Assets
Schedule 2 - Sale of Assets Agreement dated as of March 20, 1998 between
             Labtam Communications Pty. Ltd. and Creative Software Technologies Pty. Ltd.
Schedule 3 - Deed of Company Arrangement dated May 20, 1998 between Creative
             Software Technologies Pty. Ltd. and Graeme Lloyd Smith, as Administrator
Schedule 4 - Form of Intellectual Property Assignment Deed between White Pine
             Software, Inc. and Labtam Communications Pty. Ltd.
Schedule 5 - Deed Varying Deed of Company Arrangement dated July 3, 1998 between Creative Software Technologies Pty. Ltd. (subject to Deed of Company Arrangement) and Graeme Lloyd Smith, as Administrator
Schedule 6 - Warranties
Schedule 7 - Form of Escrow Agreement among White Pine Software, Inc., Labtam
             Communications Pty. Ltd. and State Street Bank and Trust Company

Annexure A - Form of Stock Power